Exhibit 99.3

Total Care Auto,

Powered by Landcar

COMBINED FINANCIAL STATEMENTS AND INDEPENDENT AUDITOR’S REPORT

For the Years Ended December 31, 2020 and 2019

TOTAL CARE AUTO, POWERED BY LANDCAR

C O N T E N T S

Page

Independent Auditor’s Report	2-3

Combined Financial Statements:

Balance Sheets	4-5

Statements of Income	6

Statements of Comprehensive Income	7

Statements of Changes in Stockholders’ Equity	8

Statements of Cash Flows	9-10

Notes to Combined Financial Statements	11-32

Supplementary Information:

Independent Auditor’s Report on Supplementary Information	34

Landcar Agency, Inc. Balance Sheets	35

Landcar Agency, Inc. Statements of Income	36

Landcar Casualty Company Balance Sheets	37

Landcar Casualty Company Statements of Income	38

Independent Auditor’s Report

To the Board of Directors of

Total Care Auto, Powered by Landcar

Opinion

We have audited the accompanying combined financial statements of Total Care Auto, Powered by Landcar which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Total Care Auto, Powered by Landcar as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Total Care Auto, Powered by Landcar and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Required Supplementary Information

Accounting principles generally accepted in the United States of America require that the incurred and paid claims development information, and the historical claims duration information on pages 25 to 27 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the Financial Accounting Standards Board who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Total Care Auto, Powered by Landcar’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Total Care Auto, Powered by Landcar ’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about Total Care Auto, Powered by Landcar ’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Salt Lake City, Utah

April 14, 2021

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Balance Sheets

As of December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
ASSETS
Current assets:
Cash and cash equivalents, at estimated fair value	$74,708,047	$51,031,396
Short-term investments, at estimated fair value	201,310	2,047,247
Premiums receivables	13,577,564	9,048,296
Reinsurance recoverable	1,339	4,088
Other receivable	13,012	8,000,000
Accrued investment income	473,707	656,924
Notes receivable, current portion	—	20,000,000
Prepaid expenses	106,156	155,549
Mortgage loans, at amortized, current portion, net of the uncollectible allowance of $0	86,971	177,506
Deferred acquisition costs, current portion	102,916,570	90,519,088
Related party receivable	—	5,877

Total current assets	192,084,676	181,645,971

Investments
Bonds, available for sale, at estimated fair value (amortized cost: $12,363,757 and $11,517,211)	12,673,890	11,681,105
Bonds, held-to-maturity, amortized cost	33,363,406	29,141,953
Preferred stock, available-for-sale, at estimated fair value	3,445,191	3,984,895
Common stock, available-for-sale, at estimated fair value	35,642,082	28,624,422
Mortgage loans, amortized cost, long-term portion	2,363,317	3,790,450
Alternative investments	197,241	458,432
Related party notes receivable	91,680,000	39,755,061
Notes receivable, non-current portion	—	53,000,000
Deferred acquisition costs, long-term portion	293,521,236	245,330,422
Deferred income tax asset	310,824	645,562
Property and equipment, net of accumulated depreciation of $2,629,659 and $1,731,938	2,167,006	2,908,084

Total noncurrent assets	475,364,193	419,320,386

Total assets	$667,448,869	$600,966,357

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Balance Sheets (Continued)

As of December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$9,806,397	$14,700,811
Securities payable	—	108,987
Taxes, licenses, and fees, excluding income taxes	103,536	87,462
Claims payable	1,100,319	944,236
Interest payable	20,652	—
Unearned premiums, current portion	179,481,064	153,085,550
Line of credit	14,000,000	—
Income taxes payable	21,239	334,234

Total current liabilities	204,533,207	169,261,280

Other liabilities:
Unpaid losses and loss adjustment expenses	2,424,159	2,321,556

Total other liabilities	2,424,159	2,321,556

Noncurrent liabilities:
Unearned premiums, long-term portion	421,345,772	401,882,654

Total noncurrent liabilities	421,345,772	401,882,654

Total liabilities	628,303,138	573,465,490

Stockholders’ equity:
Common stock	2,501,000	2,501,000
Additional paid-in capital	85,125,956	85,125,956
Retained earnings	(48,791,357)	(60,289,983)
Accumulated other comprehensive income (loss), net	310,133	163,894

Total stockholders’ equity	39,145,732	27,500,867

Total liabilities and stockholders’ equity	$667,448,869	$600,966,357

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Income

For the Years Ended December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
Premium and administrative fee income	$190,896,847	187,810,450
Service and licensing fee income	37,600,000	—

Cost of sales:
Claims expense incurred	42,542,890	44,036,107
Other cost of sales	500,563	289,620
Amortization of deferred acquisition costs	97,928,967	99,721,890

Total cost of sales	140,972,420	144,047,617

Gross profit	87,524,428	43,762,833

Operating expenses:
Salaries and benefits	3,838,243	4,203,057
Rent	238,982	232,237
Depreciation	897,721	586,662
Professional fees	1,003,123	1,182,145
Advertising	—	27,910
Other general and administrative	1,501,661	1,160,461

Total expenses	7,479,730	7,392,472

Gain from operations	80,044,698	36,370,361
Net investment income	7,588,260	8,530,553
Net realized gains	859,376	736,259
Other income	2,173,226	2,279,431

Net income before provision for income taxes	90,665,560	47,916,604
Provision for income taxes	1,559,434	1,516,644

Net income	$89,106,126	$46,399,960

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Comprehensive Income

For the Years Ended December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
Net income	$89,106,126	$46,399,960

Other comprehensive income (loss):
Unrealized investment gain (loss) arising during the period	233,879	218,997
Reclassification adjustment for (gains) losses included in net income	(87,640)	(17,793)

Other comprehensive income (loss):	146,239	201,204
Income tax expense related to items of other comprehensive income (loss)	—	—

Other comprehensive income (loss), net of income tax	146,239	201,204

Total comprehensive income	$89,252,365	$46,601,164

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Changes in Stockholders’ Equity

For the Years Ended December 31, 2020 and 2019

	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income	Total
Combined
Balance at January 1, 2019	$2,501,000	$12,325,956	$33,381,880	$(37,310)	$48,171,526
Change in accounting principles	—	—	(87,621,823)		(87,621,823)
Capital contribution	—	73,000,000	—	—	73,000,000
Dissolution of MPA	—	(200,000)	—	—	(200,000)
Net income	—	—	46,399,960	—	46,399,960
Dividends paid	—	—	(52,450,000)	—	(52,450,000)
Comprehensive income, net	—	—	—	201,204	201,204

Balance at December 31, 2019 (As Restated)	2,501,000	85,125,956	(60,289,983)	163,894	27,500,867
Net income	—	—	89,106,126	—	89,106,126
Dividends paid	—	—	(77,607,500)	—	(77,607,500)
Comprehensive income, net	—	—	—	146,239	146,239

Balance at December 31, 2020	$2,501,000	$85,125,956	$(48,791,357)	$310,133	$39,145,732

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Cash Flows

For the Years Ended December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
Reconciliation of net income to net cash provided by operating activities:
Net income	$89,106,126	$46,399,960
Adjustments to reconcile net income to net cash provided by operating activities:
Realized gain on investments	(859,376)	(736,259)
Unrealized (gain) loss on investments	(3,738,782)	(2,580,188)
Amortization (accretion) of bonds	660,352	513,530
Change in accounting principle	—	8,922,590
Depreciation	897,721	586,662
Change in:
Premiums receivables	(4,529,268)	(1,111,537)
Reinsurance recoverable	2,749	(4,088)
Accrued investment income	183,217	7,276
Prepaid expenses	49,393	4,212
Deferred acquisition costs	(60,588,296)	(38,301,209)
Deferred income tax asset/liability	(123,925)	428,093
Related party receivable	5,877	(52)
Income tax recoverable/payable	(312,995)	213,552
Unpaid losses and loss adjustment expenses	102,603	274,656
Claims payable	156,083	64,728
Interest payable	20,652	—
Accounts payable and accrued expenses	3,092,573	492,501
Securities payable	(108,987)	108,987
Taxes, licenses, and fees	16,074	(76,486)
Unearned premiums	45,858,632	69,068,693
Allowance for cancellations	—	(11,987,376)

Net cash provided by operating activities	69,890,423	72,288,245

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Combined Statements of Cash Flows (Continued)

For the Years Ended December 31, 2020 and 2019

	Combined 2020	Combined 2019 (As Restated)
Cash flows from investing activities:
Proceeds from short—term investments	$1,845,937	$(155,010)
Proceeds from sale of property and equipment	—	449,380
Proceeds from bonds	36,592,084	22,099,284
Proceeds from stocks	4,809,599	18,913,029
Proceeds from mortgage loan principal collections	1,517,668	1,177,417
Proceeds from other invested assets	261,191	—
Purchase of property and equipment	(156,643)	(1,788,379)
Purchase of bonds	(22,451,292)	(25,316,996)
Purchase of stocks	(26,095,376)	(23,125,524)
Mis cellaneous applications	(8,331)	(209,583)

Net cash used by investing activities	(3,685,163)	(7,956,382)

Cash flows from financing activities:
Return of capital	—	(200,000)
Capital contributions	—	73,000,000
Proceeds from line of credit	14,000,000	—
Related party notes receivable funded	(51,924,939)	(100,000,000)
Proceeds from related party notes receivable	73,000,000	28,401,894
Dividends paid	(77,607,500)	(52,450,000)
Other cash used	3,830	(35,716)

Net cash used by financing activities	(42,528,609)	(51,283,822)

Net increase in cash and cash equivalents	23,676,651	13,048,041
Cash and cash equivalents at beginning of year	51,031,396	37,983,355

Cash and cash equivalents at end of year	$74,708,047	$51,031,396

Supplemental Disclosures of Cash Flow Information:
Interest paid	$—	$—

Taxes paid	$1,537,691	$2,685,000

The accompanying notes are an integral part of these combined financial statements

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of the Company

Total Care Auto, Powered by Landcar (“TCA”) is made up of two different entities: Landcar Agency, Inc. (“LCA”), and Landcar Casualty Company (“LCC”).

The combined financial statements presented herein contain the accounts of both of these entities. All significant intercompany balances and transactions have been eliminated in combination.

TCA offers extended vehicle service contracts, prepaid maintenance contracts, vehicle theft assistance contracts, key replacement contracts, guaranteed asset protection (“GAP”) contracts, paintless dent repair contracts, appearance protection contracts, tire and wheel, DrivePur, and lease wear and tear contracts. In addition, TCA provides the required contractual liability insurance if needed. The majority of these warranty contracts are sold through affiliated automobile dealerships.

Basis of Presentation

The accompanying combined financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) using the accrual method of accounting. All income is recorded when earned and all expenses are recorded when incurred regardless of when such amounts are received or paid.

Use of Estimates

The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the reserve for unpaid losses and loss adjustment expenses, unearned premiums, collectability of the notes receivables and mortgage loans, and fair value of investments.

Cash and Cash Equivalents

Cash equivalents are highly liquid investments with a maturity date of three months or less at the time of purchase and are stated at cost, which approximates fair market value. TCA maintains cash balances in demand deposits and money market funds in which the carrying amount approximates fair value.

Short-term investments

Short-term investments are made up of bonds with a maturity date of more than three months, but less than 12 months. These holdings are stated at cost, which approximates fair market value.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Restricted Cash and Securities

TCA places securities on statutory deposit with certain state agencies to retain the right to do business in those states.

Premiums Receivable/Bad Debts

Receivables are recorded when invoices are issued and are presented in the balance sheet net of the allowance for doubtful accounts. Receivables are written off when they are determined to be uncollectible. TCA believes no allowance for doubtful accounts is necessary as of December 31, 2020 and 2019.

Investment Securities

Bonds and treasury instruments at December 31, 2020 and 2019 consist of held-to-maturity securities and available-for-sale securities.

Held-to-maturity securities are reported at cost, adjusted for amortization of premiums and accretion of discounts that are recognized in interest income using the interest method over the period to maturity. A portion of the bonds are classified as available-for-sale securities. Available-for-sale securities are reported at market value.

Declines in the fair value of individual held-to-maturity and available-for-sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs would be included in earnings as realized losses. During the 2020 and 2019 fiscal years, no such write-downs were noted.

Equity securities are made up of preferred and common stock. These are reported at market value with the change in value being recognized in net income.

Cost Method Investments

During 2012, LCA invested in Mercato Partners Growth II GP, LLC and has accounted for it using the cost method in accordance with FASB Accounting Standards Codification (ASC - 323), Investments – Equity Method and Joint Ventures. The carrying value of this investment as of December 31, 2020 and 2019 was $197,241 and $458,432, respectively. Management performs an annual assessment of these investments for impairment. As of December 31, 2020, there were no identified events or changes in circumstances that had a significant adverse effect on the carrying value of this investment.

Mortgages and Notes Receivable

Mortgage loans and notes receivable are carried at the outstanding principal balances with an allowance for estimated uncollectible amounts, if any.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Acquisition Costs

Direct expenses paid for the acquisition of contracts on which revenue has been received but not yet earned have been deferred and are amortized over the related contract period.

Property and Equipment

Property and equipment is recorded at cost at the time of purchase and depreciated over the useful life of the assets using the straight-line depreciation method. Acquisitions of under $5,000 are expensed in the year purchased. The estimated useful lives for the various asset classes are as follows:

Asset Categories	Useful life
Furniture and equipment	10 years
Computer hardware	3 years
Computer software	5 years
Leasehold improvements	3-5 years

Property and equipment was made up of the following as of December 31:

	2020	2019
Property and Equipment
Furniture and fixtures	$413,894	$413,894
Computer hardware and office equipment	310,559	302,827
Software	4,069,479	3,923,301
Work in progress	2,733	—

Total	4,796,665	4,640,022
Accumulated depreciation	(2,629,659)	(1,731,938)

Net property and equipment	$2,167,006	$2,908,084

Depreciation expense for the years ended December 31, 2020 and 2019 amounted to $897,721 and $586,662, respectively.

Costs of software developed for internal use are capitalized in a work in progress account until the project has been placed in service. Depreciation begins once the project has been placed in service.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Unearned Premiums

Revenue is earned over the period of the related warranty contract. Accordingly, TCA records a deferred revenue reserve to ratably recognize revenue over the contract period.

Unpaid Losses and Loss Adjustment Expense Reserve

Losses and loss adjustment expense reserves represent management’s best estimate of the ultimate net cost of all reported and unreported losses incurred through December 31, 2020 and 2019. TCA does not discount liabilities for unpaid losses or unpaid loss adjustment expense reserves. The reserves for unpaid losses and loss adjustment expenses are estimated using individual case-basis valuations and statistical analysis. Those estimates are subject to the effects of trends in loss severity and frequency. Although considerable variability is inherent in such estimates, management believes the reserves for losses and loss adjustment expenses are adequate. The estimates are continually reviewed and adjusted as necessary as experience develops or new information becomes known; such adjustments are included in current operations.

Claims are counted when incidents that may result in a liability are reported and are based on policy coverage.

Revenue Recognition

Effective January 1, 2019, the Company adopted new FASB guidance contained in ASU 2014-09, Revenue Recognition (Topic 606): Revenue from Contracts with Customers, using the modified retrospective method applied to all active contracts. The modified retrospective method results in no changes to the December 31, 2018 balances presented in these financial statements, but instead results in adjustments to the January 1, 2019 balances. This standard revises the criteria for revenue recognition. Under the new guidance, the transaction price is attributed to the underlying performance obligations in the contract and revenue is deferred and recognized as income as the Company satisfies the performance obligations in the contract as the obligations under the contracts are performed. Under the new guidance, revenue is recognized more slowly as compared to the historic revenue recognition pattern. Incremental costs of obtaining a contract are capitalized and amortized to the extent the Company expects to recover those costs. The Company considers all revenue other than investment and interest income to be the result of contracts with customers. Each contract is considered to have one performance obligation which extends over the life of the contract. The method for recognizing revenue for the various types of contracts is described in the following paragraphs. Expenses are matched with earned premiums resulting in recognition of profits over the life of the contracts. This has resulted in contract costs that were expensed upon payment last year now being included in the amortization of deferred acquisition costs. Unearned premium reserves are established to cover the unexpired portion of premiums written.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Earnings methods are assigned based on contract type and expected claim patterns and consist of the pro-rata, rule of 78’s, and reverse rule of 78’s methods. GAP insurance unearned premium reserve is calculated by the rule of 78’s. The other contracts are earned ratably over the contract period.

Extended vehicle service contracts are earned ratably over the contract based on historical claims payment patterns for TCA.

The Company receives monthly retrospective commissions from third party vendors. These commissions are earned when received and are reported as other income on the statement of income and comprehensive income.

Revenue from service and licensing fees is earned monthly as it is received.

The timing of revenue recognition, billings and cash collections results in billed accounts receivables, contract assets (reported as deferred acquisition costs) and contract liabilities (reported as unearned premium) on the Company’s balance sheets. Balances as of December 31 were as follows:

	2020	2019
Billed receivables	$13,577,564	$9,048,296
Contract assets	$396,437,806	$335,849,510
Contract liabilities	$600,826,836	$554,968,204

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Premium and administrative fee income for the years ended December 31, 2020 and 2019 by product is as follows:

	2020	2019
Company:
LCC:
Guaranteed asset protection contracts	$7,756,644	$6,156,805
Lease, wear and tear	11,858	—
LCA:
Service contracts	93,868,951	91,637,134
Maintenance	29,765,812	31,179,829
Vehicle theft assistance	23,872,592	23,777,389
Paintless dent repair and appearance protection	22,333,895	21,822,613
Guaranteed asset protection administrative fees	4,078,713	5,468,870
Key replacement	5,542,943	4,053,854
Tire and wheel	1,434,348	1,429,905
DrivePur	2,273,601	1,386,357
Lease, wear and tear	(192,274)	812,096
Other	149,764	85,598

Total	$190,896,847	$187,810,450

Dividends

LCA pays monthly dividends to the shareholders that are based on the prior month’s earnings. Dividends are only accrued when they are formally declared by the board. If the board does not make a declaration, then dividends will be accounted for when paid.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

LCC accounts for income taxes in accordance with FASB ASC 740, Income Taxes. FASB ASC 740 is an asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the tax and financial reporting basis of certain assets and liabilities. LCC has deferred tax assets and liabilities principally from differences in the methods of accounting for reserves, unamortized acquisition costs and unrealized gain and losses on common and preferred stock.

LCA has elected under IRC Section 1362 to be an S-Corporation. In lieu of corporation income taxes, the stockholders of an S-Corporation are taxed on their proportionate share of LCA’s taxable income.

TCA accounts for uncertain tax positions in accordance with provisions of FASB ASC 740. Management has determined that TCA does not have any uncertain tax positions and associated unrecognized benefits that materially impact the financial statements or related disclosures. Since tax matters are subject to some degree of uncertainty, there can be no assurance that TCA’s tax returns will not be challenged by the taxing authorities and that TCA or their shareholders will not be subject to additional tax, penalties, and interest as a result of such challenge. Generally, LCA’s and LCC’s tax returns remain open for three years for federal and state income tax examination.

Concentration of Credit Risk

Financial instruments, which potentially subject TCA to concentrations of credit risk, consist of temporary cash investments, fixed maturity securities, mortgage loans, notes receivables and other investments.

TCA maintains interest bearing accounts at a financial institution. The accounts at this institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. TCA’s total cash exceeded the insurance limit as of December 31, 2020 and 2019. The Company has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risks relating to its cash accounts.

TCA invests in money market funds that are not insured or guaranteed by the FDIC or any other government agency. Although a money market fund seeks to preserve the value of an investment at $1.00 per share, it is possible to lose money by investing in the fund. As of December 31, 2020 and 2019, TCA held $3,498,838 and $2,937,941 in money market funds, respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

TCA categorizes assets and liabilities measured at fair value into a three -level hierarchy based on the priority of the inputs to the valuation technique used to determine fair value in accordance with Financial Accounting Standards Board (“FASB”) Accounti ng Standards Codification (“ASC”) 820, Fair Value Measurements and Disclosures. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). Assets and liabilities valued at fair value are categorized based on the inputs to the valuation techniques as follows:

Level 1 – Inputs that utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that an entity has the ability to access.

Level 2 – Inputs that include quoted prices for similar assets and liabilities in active markets and inputs that are observable, either directly or indirectly, for substantially the full term of the financial instrument. Fair values for these instruments are estimated using pricing models, quoted prices of securities with similar characteristics, or discounted cash flows.

Level 3 – Inputs that are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity.

Subsequent to initial recognition, TCA may remeasure the carrying value of assets and liabilities measured on a nonrecurring basis to fair value. Adjustments to fair value usually result when certain assets are impaired. Such assets are written down from their carrying amounts to their fair value.

Comprehensive Income

TCA presents comprehensive income in accordance with the standards established by the Comprehensive Income topic of FASB ASC 220. Comprehensive income consists of net income and net unrealized gains or losses on debt securities and is presented in the statement of changes in stockholders’ equity and statement of comprehensive income.

Restatement

Subsequent to initial issuance, there was a change in the entities included in the combined financials resulting in a restatement of the 2019 financial statements. The restatements resulted in decrease of $9,864,882 in net income and a decrease of $18,382 ,122 in stockholders’ equity.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

COVID-19 Uncertainties

The COVID-19 pandemic has not had a significant impact on the Company’s underwriting results and the Company does not expect it to going forward.

2.	RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In March of 2016, the FASB issued ASU 2016-02, Leases, which requires all leases that have a term of more than 12 months to be recognized as assets and liabilities on the balance sheet at inception. A lessee would recognize a lease liability to make lease payments owed to a lessor (liability) and a benefit for the right to use the leased asset (asset) for the lease term. The recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee would depend on whether the lessee is expected to consume more than an insignificant portion of the economic benefits embedded in the underlying asset. This new guidance is effective for fiscal years beginning after December 15, 2020. TCA does not anticipate a significant impact on TCA’s results of operations, financial position, or cash flows as a result of this new standard.

In June of 2016, the FASB issued Accounting Standards Update 2016-13, Financial Instruments – Credit Losses, which requires a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. This requirement eliminates the probable initial recognition threshold in Current GAAP which has delayed recognition of credit losses until the loss was probable. Instead, the new treatment will better reflect an entity’s current estimate of all expected credit losses. In addition, the new guidance requires that any credit losses on available -for-sale debt securities to be presented as an allowance rather than as a write-down. Initial allowance for credit losses is added to the purchase price rather than reported as a credit loss expense. Subsequent changes in the allowance for credit losses are recorded in credit loss expense. This will allow entities to also record reversals of credit losses in current period net income, whereas the current GAAP prohibits reflecting these improvements in current period earnings. This guidance will become effective for the Company’s year ending on December 31, 2022. The Company does not expect a significant impact to the Company’s financials as a result of this guidance.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

3. INVESTMENTS

The carrying amounts of investment securities and their fair values as of December 31, 2020 and 2019 are as follows:

	2020
	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investments:
Common stock	$26,034,522	$10,031,833	$424,273	$35,642,082
Preferred stock	3,223,872	221,319	—	3,445,191
Bonds, available-for-sale	12,363,757	311,534	1,401	12,673,890
Bonds, held-to-maturity	33,363,406	804,061	11,879	34,155,588

Total investments	$74,985,557	$11,368,747	$437,553	$85,916,751

	2019
	Cost/ Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Investments:
Common stock	$22,676,392	$6,420,199	$472,169	$28,624,422
Preferred stock	3,826,329	195,240	36,674	3,984,895
Bonds, available-for-sale	11,517,211	169,444	5,550	11,681,105
Bonds, held-to-maturity	29,141,953	460,804	6,797	29,595,960

Total investments	$67,161,885	$7,245,687	$521,190	$73,886,382

A summary of amortized cost and fair value of TCA’s investment in bonds at December 31, 2020, is as follows:

	Amortized Cost	Fair Value
2021	$3,108,369	$3,122,449
2022 through 2025	32,994,981	33,851,489
2026 through 2030	2,969,602	3,102,855
2031 through 2040	4,764,364	4,808,954
After 2041	1,889,847	1,943,731

Total by maturity	$45,727,163	$46,829,478

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

3.	INVESTMENTS (Continued)

On a regular basis, TCA reviews its investment portfolios for securities in an unrealized loss position for other-than-temporary impairment. This review for potential impairment is performed on a specific identification basis and requires significant management judgment related to a number of qualitative and quantitative factors including the severity of the impairment, the duration of the impairment, recent trends and expected market performance. Management considers all unrealized losses as of December 31, 2020 to be temporary. The securities summarized below were in an unrealized loss position for which other-than-temporary declines in value have not been recognized as of December 31, 2020.

Asset class:	Less than 12 Months
	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$4,287,599	$(13,280)	$4,274,319
Common stocks	7,021,225	(311,984)	6,709,241

Total	$11,308,824	$(325,264)	$10,983,560

	12 Months or More
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Common stocks	$2,436,874	$(112,289)	$2,324,585

Total	$2,436,874	$(112,289)	$2,324,585

	Total
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$4,287,599	$(13,280)	$4,274,319
Common stocks	9,458,099	(424,273)	9,033,826

Total	$13,745,698	$(437,553)	$13,308,145

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

3.	INVESTMENTS (Continued)

The securities summarized below were in an unrealized loss position for which other-than- temporary declines in value have not been recognized as of December 31, 2019.

	Less than 12 Months
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$6,403,570	$(11,517)	$6,392,053
Preferred stocks	498,200	(2,729)	495,471
Common stocks	148,961	(1,680)	147,281

Total	$7,050,731	$(15,926)	$7,034,805

	12 Months or More
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$2,172,349	$(830)	$2,171,519
Preferred stocks	334,065	(33,945)	300,120
Common stocks	9,114,100	(470,489)	8,643,611

Total	$11,620,514	$(505,264)	$11,115,250

	Total
Asset class:	Cost/ Amortized Cost	Unrealized Loss	Market Value
Bonds	$8,575,919	$(12,347)	$8,563,572
Preferred stocks	832,265	(36,674)	795,591
Common stocks	9,263,061	(472,169)	8,790,892

Total	$18,671,245	$(521,190)	$18,150,055

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

3.	INVESTMENTS (Continued)

Assets measured at fair market value are as follows:

	Assets Measured at Fair Value
	Fair Value	Level 1	Level 2	Level 3
December 31, 2020
Bonds	$12,673,890	$12,673,890	$—	$—
Preferred stocks	3,445,191	3,445,191	—	—
Common stocks	35,642,082	35,642,082	—	—

Total	$51,761,163	$51,761,163	$—	$—

December 31, 2019
Bonds	$11,681,105	$11,681,105	$—	$—
Preferred stocks	3,984,895	3,984,895	—	—
Common stocks	28,624,422	28,624,422	—	—

Total	$44,290,422	$44,290,422	$—	$—

Investments held in trust or on deposit with various state insurance departments and reinsurers on December 31, 2020 and 2019 are reported at statement values as follows:

	2020	2019
Utah	$2,098,757	$2,159,444
Nevada	214,711	218,660
New Mexico	225,012	225,021
Georgia	—	53,070

Total	$2,538,480	$2,656,195

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

3.	INVESTMENTS (Continued)

Realized gains and losses by investment class for the years ended December 31, 2020 and 2019 are as follows:

	2020	2019
Bonds:
Gross gains from sales	$341,907	$111,082
Gross losses from sales	(42,458)	(33,355)
Preferred stock:
Gross gains from sales	102,633	—
Gross losses from sales	(34,065)	(5,883)
Common stock:
Gross gains from sales	1,392,085	813,530
Gross losses from sales	(903,229)	(149,115)
Short-term investments	2,503	—

Net capital gains	$859,376	$736,259

Mortgage Loans

Mortgage loans at December 31, 2020 and 2019 totaled $2,450,288 and $3,967,956, respectively. The maximum and minimum lending rates for mortgage loans during the year were 7.50% and 4.40%.

4.	UNAMORTIZED ACQUISITION COST S

Commissions paid for premiums received but not yet earned have been deferred. These deferred acquisition costs are being amortized over the contracts term. For the years ended December 31, 2020 and 2019, commissions and insurance capitalized were as follows:

	2020	2019
Company:
LCC:
Guaranteed asset protection contracts	$8,976,206	$8,877,895
Lease, wear and tear	604,879	—
LCA:
Vehicle theft assistance contracts	22,328,741	17,625,697
Extended vehicle service contracts	116,904,142	87,288,533
Paintless dent repair and appearance protection	20,207,398	17,454,861
Key replacement contracts	6,737,425	4,446,220
Maintenance contracts	2,370,527	2,496,901
Tire and wheel	388,039	415,360
DrivePur	1,357,528	273,418
Lease, wear and tear	296,193	—
Other	653,781	657734
Guaranteed asset protection contracts admin	7,416,748	1,066,769

Total	$188,241,607	$140,603,388

Total amortization expense for the years ended December 31, 2020 and 2019 amounted to $97,358,258 and $99,721,890 respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

5.	UNEARNED PREMIUMS

Extended vehicle service, prepaid maintenance, vehicle theft assistance, key replacement, GAP, paintless dent repair, and appearance protection contract income received but not yet earned has been deferred. These unearned premiums are being amortized over the contract term of the related policies. For the years ended December 31, 2020 and 2019, premiums capitalized were as follows:

	2020	2019
Company:
LCC:
Guaranteed asset protection contracts	$9,377,303	$8,975,757
Lease, wear and tear	579,018	—
LCA:
Vehicle theft assistance contracts	25,709,523	24,701,205
Extended vehicle service contracts	145,127,956	136,965,743
Paintless dent repair and appearance protection	24,635,884	23,798,766
Key replacement contracts	8,842,696	8,234,377
Maintenance contracts	29,386,242	30,699,477
Guaranteed asset protection contracts admin fee	6,407,749	5,997,150
Tire and wheel	1,446,744	1,097,866
DrivePur	2,731,430	2,270,237
Lease, wear and tear	602,978	661,517

Total	$254,847,523	$243,402,095

Total earned premiums for the years ended December 31, 2020 and 2019 amounted to $190,896,847 and $187,810,304, respectively.

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES

Reserves for incurred losses and loss adjustment expenses attributable to insured events of prior years has increased (decreased) by approximately ($126,000) and ($57,000) as of December 31, 2020 and 2019, respectively, as a result of re-estimation of unpaid losses and loss adjustment expenses. This change is generally a result of on -going analysis of recent loss development trends. Original estimates change as additional information becomes known regarding individual claims.

	2020	2019
(In thousands)
Balance at January 1	$2,115	$2,047

Incurred, related to:
Current year	7,414	8,542
Prior year	(126)	(57)

Total incurred	7,288	8,485

Paid, related to:
Current year	5,260	6,465
Prior year	1,942	1,952

Total paid	7,202	8,417

Balance at December 31	$2,201	$2,115

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

The following is information about incurred claims development as of December 31, 2020 as well as cumulative claim frequency and the total of incurred-but-not-reported liabilities plus expected development on reported claims included within the net incurred claims amounts.

The information about incurred claims development for the years ended December 31, 2011 to 2019, is presented as supplementary information and is unaudited.

	Incurred Claims and Allocated Claims Adjustment Expenses (000s)										As of December 31, 2020
	For the Years Ended December 31,										Total of Incurred- but-Not-Reported Liabilities Plus Expected Development of Reported Claims	Cumulative Number of Reported Claims
Accident Year	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
2011	987	800	801	802	802	802	802	802	802	802	—	330
2012		848	936	936	936	936	936	936	936	936	—	373
2013			1,326	1,330	1,333	1,333	1,333	1,333	1,333	1,333	—	551
2014				2,413	2,671	2,680	2,681	2,681	2,681	2,681	—	916
2015					4,389	4,489	4,502	4,501	4,501	4,501	—	1,510
2016						6,978	7,202	7,224	7,226	7,226	—	2,057
2017							10,045	9,186	9,165	9,163	—	2,412
2018								8,502	8,471	8,478	4	2,526
2019									8,502	8,304	37	2,487
2020										7,288	1,321	1,692

										$50,712
Ultimate incurred

	Cumulative Paid Claims and Allocated Claims Adjustment Expenses (000s)
	For the Years Ended December 31,
Accident Year	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
2011	633	800	801	802	802	802	802	802	802	802
2012		649	936	936	936	936	936	936	935	935
2013			980	1,330	1,333	1,333	1,333	1,333	1,333	1,333
2014				1,879	2,670	2,680	2,681	2,681	2,681	2,681
2015					3,211	4,474	4,501	4,501	4,501	4,501
2016						5,105	7,172	7,222	7,226	7,226
2017							7,388	9,145	9,163	9,163
2018								6,528	8,437	8,473
2019									6,528	8,261
2020										5,166

					Total cumulative paid					48,541
					All o/s liabilities before 2010					—

					Liabilities for losses and LAE, net of reinsurance					$2,171

Below is a reconciliation of the disclosure of incurred and paid claims development to the liability for unpaid loss and loss adjustment expenses.

	December 31, 2020	December 31, 2019
Net liability for losses & LAE (000s)	$2,171	$2,017
Unallocated claims adjustment expense	30	30

Adjusting and other expense liability (000s)	30	30

Total gross liability for unpaid claims and claims adjustment expense	$2,201	$2,047

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

6.	UNPAID CLAIMS, LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

The following is supplementary information about average historical claims duration as of December 31, 2020.

	Average Annual Percentage Payout of Incurred Claims by Age
Years	1	2	3	4	5	6	7	8	9	10
All lines	73.9%	99.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

7.	LINE OF CREDIT

On July 27, 2015, the Company signed a line of credit with a financial institution for up to $15,000,000 in financing. The line of credit bears a fixed interest rate of the LIBOR daily floating rate plus 1% per year, interest payable monthly. The line of credit may be repaid at any time and is collateralized by the assets of the Company. As of December 31, 2020 and 2019, the balance on the line of credit was $14,000,000 and $0 with accrued interest of $20,652 and $0, respectively.

8.	RELATED PARTY TRANSACTIONS

TCA’s transactions with the primary stockholder and immediate family, affiliated companies, and management personnel involve the following:

Cash: TCA had $67,021,399 and $45,302,708 in a sweep account as of December 31, 2020 and 2019, respectively, which is held by a company affiliated through common control. Interest earned on that account was $586,134 and $1,010,359 for the years ended December 31, 2020 and 2019, respectively. Accrued interest receivable on the cash management account was $27,745 and $84,092 as of December 31, 2020 and 2019, respectively.

Accounts receivable: Approximately 80% and 80% of premiums receivable for the years 2020 and 2019, respectively, were from related party dealerships.

The Company had a capital contribution receivable of $8,000,000 as of December 31, 2019. This amount was received during 2020.

Accounts payable: Payroll for TCA is paid by LCC and LCA and is subsequently reimbursed by the affiliated entities.

As of December 31, 2019, the Company owed $8,000,000 to Company owners in relation to the adoption of ASC 606 as described in Note 10 which was paid during 2020.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

8.	RELATED PARTY TRANSACTIONS (Continued)

Notes receivable: Notes receivable with interest rates ranging from of 0.35% - 3.43% from an affiliated company of $91,680,000 and $39,755,061 were held by the Company as of December 31, 2020 and 2019 with accrued interest of $20,652 and $0, respectively.

On December 20, 2019, as part of adopting ASC 606 as described in Note 10, the Company entered into notes receivable agreements with its owners in the amount of $73,000,000 with an interest rate of 1.69% annually. The agreements call for annual principal and interest payments on January 1st of each year for four years. These notes were repaid in full during the year ended December 31, 2020.

On March 23, 2020, the Company signed a line of credit with an affiliated company to provide up to $20,000,000 in financing. The line of credit bears a fixed interest rate of the LIBOR daily floating rate plus 1% per year, interest payable monthly. The line of credit may be repaid at any time. As of December 31, 2020, the balance on the line of credit was $14,000,000 which is included in the $91,680,000 disclosed above.

Minimum payments due from the notes receivable above are as follows:

Years ending December 31, 2021	$22,000,000
2022	18,000,000
2023	6,648,000
2024	27,000,000
Thereafter	18,032,000

Total	$91,680,000

Unearned premiums: Approximately 99% and 97% of the gross unearned premiums for the year ended December 31, 2020 and 2019, respectively, were from related party dealerships which amounts to $595,990,829 and $535,945,698, respectively.

Dividends: Upon approval of the board of directors, TCA paid dividends totaling $77,607,500 and $52,450,000 to their stockholders during the years ended December 31, 2020 and 2019, respectively.

Management fees: TCA pays a management fee to an affiliated company per contract sold for extended vehicle service, GAP, VTA, paintless dent repair, and appearance protection contracts. The management fee for the years ended December 31, 2020 and 2019 totaled $1,732,558 and $1,420,011, respectively.

Service and licensing fee income: Effective January 1, 2020, the Company receives a management fee from an affiliated company on a monthly basis for maintenance and use of policy administration software. The management fee for the year ended December 31, 2020 totaled $37,600,000.

Service and maintenance contract income: TCA had gross sales of extended vehicle service contracts and prepaid maintenance contracts in the amount of $174,519,203 and $167,764,647 and also paid gross commissions of $72,423,494 and $67,739,532 to related party dealerships for the years ended December 31, 2020 and 2019, respectively.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

8.	RELATED PARTY TRANSACTIONS (Continued)

GAP contract income: TCA had gross sales of GAP contracts of $15,464,089 and $15,023,706 from related party dealerships for the years ended December 31, 2020 and 2019, respectively.

VTA contract income: TCA had gross sales of vehicle theft assistance (“VTA”) contracts of $25,712,916 and $24,480,155 from related party dealerships for the years ended December 31, 2020 and 2019, respectively. TCA also paid gross commissions of $14,119,375 and $12,205,185 to related party dealerships for the years ended December 31, 2020 and 2019, respectively.

Paintless dent repair and appearance protection contract income: TCA had gross sales of paintless dent repair and appearance protection contract income in the amount of $24,636,075 and $23,968,869 and also paid gross commissions of $15,470,896 and $14,515,263 to related party dealerships for the years ended December 31, 2020 and 2019, respectively.

Key replacement protection income: The Company had sales of key replacement protection contracts of $8,844,978 and $8,258,805 from related party dealerships for the years ended December 31, 2020 and 2019, respectively. The Company also paid commissions of $4,327,381 and $3,982,263 to related party dealerships for the years ended December 31, 2020 and 2019, respectively.

Other income: The Company had sales of other products including lease wear and tear, tire and wheel, and DrivePur of $5,249,550 and $3,890,526 from related party dealerships for the years ended December 31, 2020 and 2019, respectively.

Commissions: The Company pays commissions to related parties based on monthly contract counts. In addition to the product-specific commissions noted in the respective product descriptions above, the Company paid additional commissions and other incentives to affiliated companies of $69,930,785 and $30,817,772 for the years ended December 31, 2020 and 2019, respectively.

Rent Expense: TCA leases office space from a company affiliated by common control under a month-to-month lease. The lease is classified as an operating lease. Rent expense for the years ended December 31, 2020 and 2019 totaled $238,982 and $289,697, respectively. Future minimum lease payments are as follows:

Year	Amount
2021	$260,320
2022	266,828
2023	273,499
2024	280,336
Thereafter	1,297,195

Total	$2,378,178

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

9.	INCOME TAXES

LCC is taxed as a non-life insurer under provisions of the Internal Revenue Code based on a modified statutory accounting method.

The following is a summary of LCC’s provision for federal income taxes for the years ended December 31, 2020 and 2019:

	2020	2019
Current income tax benefit	$1,224,696	$1,088,551
Deferred income taxes	334,738	428,093

Provision for income taxes	$1,559,434	$1,516,644

LCC’s deferred tax assets and liabilities at December 31, 2020 consisted of the following:

	2020	2019
Reserves	$51,281	$47,129
Unearned premiums	1,367,190	1,251,332
Reserves—transition adjustment	(19,579)	(23,495)
Net unrealized gain on securities	(1,088,068)	(629,404)

Total net deferred tax asset	$310,824	$645,562

The difference between pre-tax statutory net income and taxable net income is due to the discounting of the loss reserves and unearned premiums as follows:

	2020	2019
Statutory net income before taxes	$5,632,069	$4,174,534
Adjustments for:
Interest and dividends subject to section 832	116,373	63,730
Discounting of loss reserves	38,418	25,830
Discounting of unearned premiums	551,705	397,134
Tax-exempt interest	(263,173)	(212,385)
Dividends received deduction	(202,320)	(42,536)
Change in accounting principle	—	666,627

Net taxable income	$5,873,072	$5,072,934

Tax at statutory rates	$1,207,188	$1,065,316
Changes from prior year accrual	17,508	23,235

Income taxes	$1,224,696	$1,088,551

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

10.	RETIREMENT PLAN

The employees of TCA are covered under a 401(k) defined contribution plan. TCA pays an amount equal to 50% of the employee’s contribution up to 6% of the employee’s salary. TCA’s contributions to the plan for the years ended December 31, 2020 and 2019 were $79,506 and $91,914 respectively.

11.	CONTINGENCIES

TCA is subject to litigation from the settlement of claims contested in the normal course of business. The losses from the actual settlement of such unknown claims are taken into consideration in the computation of the estimated claims liabilities.

12.	CHANGE IN ACCOUNTING PRINCIPLES

As of January 1, 2019, LCC changed the method used to calculate contractual liability insurance vehicle service contract unearned premiums from rule of 78’s to pro -rata. The purpose of the change was to standardize the unearned premium calculation for all products other than GAP. The effect on prior year retained earnings was $833,283.

The Company adopted the Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 606, Revenue from Contracts with Customers using the modified retrospective method for those contracts which were not substantially completed as of the transition date. The adoption of this guidance resulted in a net decrease in retained earnings as of January 1, 2019 of $88,455,106. The impact on the statement of income and comprehensive income for the year ended December 31, 2019 was a decrease of $8,922,590. The adoption resulted in administrative fees which had previously been earned at the beginning of a contract to be earned over the life of the contract. The corresponding expenses were also deferred and will be amortized over the life of the contract.

13.	CAPITAL AND SURPLUS

The State of Utah has adopted the National Association of Insurance Commissioner’s (“NAIC”) risk-based capital (“RBC”) calculation to evaluate the minimum capital requirements for an insurance company to support its overall business operations in consideration of its size and risk profile. LCC’s risk-based capital is calculated by applying factors to various asset, premium, and reserve items.

The RBC requirements provide for four different levels of regulatory attention depending on the ratio of LCC’s total adjusted capital (“TAC”) to its authorized control level (“ACL”). The four regulatory attention levels (and the associated percentage of TAC to ACL) are defined as follows: (1) Company Action (200%), (2) Regulatory Action (150%), (3) Authorized Control (100%), and (4) Mandatory Control Levels (75%). As of December 31, 2020 and 2019, LCC and LCL maintained TAC in excess of 200% of ACL.

LCA’s common stock has no par value with 10,000 shares authorized of which 1,000 shares are issued and outstanding. LCC’s common stock has a $5 par value with 1,000,000 shares authorized of which 500,000 shares are issued and outstanding.

TOTAL CARE AUTO, POWERED BY LANDCAR

Notes to Combined Financial Statements

For the Years Ended December 31, 2020 and 2019

14.	SUPPLEMENTARY INFORMATION

Included in the supplementary information are the individual balance sheets and the individual statements of income for LCA and LCC. The financial statements included in the supplementary information exclude the eliminating journal entries used to prepare these combined financial statements. As noted in the independent auditor’s report on supplementary information, the information is presented for purposes of additional analysis and is not a required part of these combined financial statements.

15.	SUBSEQUENT EVENTS

Subsequent events have been considered by management through the date of this report, which is the date the financial statements were available to be issued. Other than those noted below no events have occurred subsequent to December 31, 2020 which would have a material effect on the financial condition of the Company.

Subsequent to year-end, the mortgage loan held by LCC was fully repaid.

Subsequent to year-end LCA repaid its $14,000,000 line of credit. LCA also received the $14,000,000 which was outstanding on the line of credit with an affiliate.

SUPPLEMENTARY INFORMATION

Independent Auditor’s Report

on Supplementary Information

To the Board of Directors of

Total Care Auto, Powered by Landcar

We have audited the combined financial statements of Total Care Auto, Powered by Landcar as of and for the years ended December 31, 2020 and 2019 and our report thereon dated April 14, 2021, which expressed an unmodified opinion on those financial statements, appears on page 2 -3. Our audits were conducted for the purpose of forming an opinion on the combined financial statements as a whole. The balance sheets and statements of income for Landcar Agency, Inc. and Landcar Casualty Company (the information) are presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

Salt Lake City, Utah

April 14, 2021

TOTAL CARE AUTO, POWERED BY LANDCAR

Landcar Agency, Inc. – Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$68,204,688	$46,431,103
Premiums receivable	13,577,564	9,048,296
Capital contribution receivable	—	8,000,000
Related party receivable	12,061	16,875
Accrued investment income	156,883	336,051
Other receivable	13,011	—
Reinsurance recoverable	1,339	4,088
Mortgage loans, at amortized cost, current portion	—	94,272
Related party notes receivable, current portion	22,000,000	—
Notes receivable, current portion	—	20,000,000
Deferred acquisition costs, current portion	113,959,267	93,678,200
Prepaid expenses	97,824	149,699

Total current assets	218,022,637	177,758,584

Investments:
Bonds, available-for-sale, at estimated fair value	12,673,890	12,133,762
Preferred stock, at estimated fair value	1,541,908	1,998,820
Common stock, at estimated fair value	14,190,292	11,633,534
Alternative investments	197,241	458,432
Mortgage loans, at amortized cost, long-term portion	1,114,635	2,454,797

Total investments	29,717,966	28,679,345

Related party notes receivable	69,680,000	39,755,061
Notes receivable, long-term portion	—	53,000,000
Deferred acquisition costs, long-term portion	313,963,245	252,942,372
Property and equipment, net of accumulated depreciation of $2,629,659 and $1,731,938, respectively	2,167,006	2,908,084

Total assets	$633,550,854	$555,043,446

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$11,191,273	$8,058,153
Claims payable	1,100,319	944,236
Related party payable	35,276	8,039,590
Interest payable	20,652	—
Unearned premium, current portion	178,979,637	156,244,719
Line of credit	14,000,000	—

Total current liabilities	205,327,157	173,286,698
Noncurrent liabilities:
Unearned premium, long-term portion	420,779,752	379,700,979

Total noncurrent liabilties:	420,779,752	379,700,979

Total liabilities	626,106,909	552,987,677

Stockholders equity:
Common stock, no par value, 10,000 shares authorized 1,000 shares issued and outstanding	1,000	1,000
Additional paid-in capital	83,552,356	83,552,356
Retained earnings (deficit)	(76,419,544)	(81,661,481)
Accumulated other comprehensive income (loss)	310,133	163,894

Total stockholders’ equity	7,443,945	2,055,769

Total liabilities and stockholders’ equity	$633,550,854	$555,043,446

See the independent auditor’s report on supplementary information

TOTAL CARE AUTO, POWERED BY LANDCAR

Landcar Agency, Inc. – Statements of Income

For the Years Ended December 31, 2020 and 2019

	2020	2019
Revenue:
Premium and administrative fee income	$183,128,345	$181,653,645
Service and licensing fee income	37,600,000	—

Total revenue	220,728,345	181,653,645

Cost of sales:
Claims expense incurred	35,255,234	35,551,443
Amortization of deferred acquisition costs	102,870,001	101,599,073
Other cost of sales	500,563	289,620

Total cost of sales	138,625,798	137,440,136

Gross profit	82,102,547	44,213,509

Expenses:
Salaries and benefits	3,300,594	3,762,318
Rent	196,307	171,507
Depreciation	897,721	586,662
Professional fees	769,129	1,043,802
Advertising	—	27,910
Other general and administrative expenses	1,167,465	853,163

Total expenses	6,331,216	6,445,362

Gain from operations	75,771,331	37,768,147
Net investment income	4,418,671	4,815,743
Net realized gains	486,749	247,981
Other income	2,172,686	2,278,561

Net income	82,849,437	45,110,432

Other comprehensive income (loss):
Unrealized gains (losses) arising during the period	233,879	218,911
Less:
reclassification adjustment for (gains) losses included in net income	(87,640)	(17,707)

Other comprehensive income (loss)	146,239	201,204

Total comprehensive income	$82,995,676	$45,311,636

See the independent auditor’s report on supplementary information

TOTAL CARE AUTO, POWERED BY LANDCAR

Landcar Casualty Company – Balance Sheets

As of December 31, 2020 and 2019

	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$6,503,359	$4,922,113
Short-term investments	201,310	1,272,771
Premiums receivable	1,242,606	1,157,384
Related party receivable	35,276	40,465
Accrued investment income	316,824	320,873
Mortgage loans, at amortized cost	86,971	83,234
Prepaid expenses	8,333	5,850
Deferred acquisition costs	—	57

Total current assets	8,394,679	7,802,747
Investments
Bonds, held-to-maturity, at amortized cost	33,363,406	29,141,953
Preferred stocks, at estimated fair value	1,903,283	1,986,075
Common stocks, at estimated fair value	21,451,790	16,990,888
Mortgage loans, at amortized cost, long-term portion	1,248,682	1,335,653.00
Defered tax asset	310,824	645,562

Total assets	$66,672,664	$57,902,878

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$36,714	$30,941
Related party payable	12,061	11,873
Taxes, licenses and fees, excluding income taxes	103,536	87,462
Federal income taxes payable	21,239	334,234
Securities payable	—	76,185
Ceded reinsurance payable	36,957	—
Amounts withheld for others	7,330	8,876
Unearned premium, current portion	11,544,123	12,168,703

Total current liabilities	11,761,960	12,718,274
Other liabilities:
Unpaid losses and loss adjustment expenses	2,200,888	2,114,582
Unearned premium, long-term portion	21,008,029	17,624,922

Total liabilities	34,970,877	32,457,778

Stockholders’ equity:
Common stock, $5 par value; 1,000,000 shares authorized; 480,000 shares issued and outstanding	2,500,000	2,500,000
Additional paid-in capital	1,573,600	1,573,600
Retained earnings	27,628,187	21,371,500

Total stockholders’ equity	31,701,787	25,445,100

Total liabilities and stockholders’ equity	$66,672,664	$57,902,878

See the independent auditor’s report on supplementary information

TOTAL CARE AUTO, POWERED BY LANDCAR

Landcar Casualty Company – Statements of Income

For the Year Ended December 31, 2020 and 2019

	2020	2019
Revenue:
Net contractual liability insurance policy income	$12,709,593	$11,982,477
Net investment income	3,169,589	3,714,810
Net realized gains	372,627	488,278
Other income	105	871

Total revenue	16,251,914	16,186,436

Cost of sales:
Claims expense incurred	7,287,656	8,484,664
Amortization of deferred acquisition costs	57	5,023

Total cost of sales	7,287,713	8,489,687

Gross profit	8,964,201	7,696,749

Expenses:
Salaries and benefits	537,651	440,740
Rent	42,676	60,730
Professional fees	233,994	138,343
Other general and administrative expenses	333,758	307,297

Total expenses	1,148,079	947,110

Net income before income taxes	7,816,122	6,749,639
Provision for income taxes	1,559,433	1,516,644

Net income	$6,256,689	$5,232,995

See the independent auditor’s report on supplementary information